                                                                     Exhibit 2.1

______________________________________________________________________________



                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                               VERTICALNET, INC.
                         (a Pennsylvania corporation),

                             VERT ACQUISITION CORP.
                           (a Delaware corporation),

                                 TRADEUM, INC.
                           (a Delaware corporation),

                                      and

                                 ZVI SCHREIBER
                                (an individual)



                           dated as of March 8, 2000



 _____________________________________________________________________________

                                TABLE OF CONTENTS


                                                                                              Page

1.     THE MERGER; CLOSING......................................................................2
       1.1         The Merger...................................................................2
       1.2         Effective Time...............................................................2
       1.3         Effects of the Merger........................................................2
       1.4         Certificate of Incorporation and By-laws.....................................2
       1.5         Directors and Officers.......................................................2
       1.6         Location, Date...............................................................2
       1.7         Deliveries...................................................................2

2.     MERGER CONSIDERATION; ADJUSTMENTS........................................................3
       2.1         Conversion of Capital Stock; Merger Consideration............................3
       2.2         No Fractional Shares.........................................................4
       2.3         Exchange Procedures..........................................................4
       2.4         No Further Ownership Rights in Company Stock.................................6
       2.5         Lost, Stolen or Destroyed Certificates.......................................6
       2.6         Taking of Necessary Action; Further Action...................................6
       2.7         Dissenting Shares............................................................6

3.     ESCROW...................................................................................7
       3.1         Creation of Indemnity Escrow.................................................7
       3.2         Terms  of Indemnity Escrow...................................................7
       3.3         Voting and Investment regarding Escrow Shares................................7
       3.4         Tax Escrow...................................................................7

4.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.................................8
       4.1         Corporate Existence..........................................................8
       4.2         Corporate Power; Authorization; Enforceable Obligations......................8
       4.3         Validity of Contemplated Transactions........................................8
       4.4         Capitalization of the Company................................................9
       4.5         Transactions in Capital Stock................................................9
       4.6         Subsidiaries, etc............................................................9
       4.7         Predecessor Status, etc.....................................................10
       4.8         Consents and Approvals......................................................10
       4.9         Third-Party Options, Warrants, etc..........................................10
       4.10        Financial Statements........................................................10
       4.11        Liabilities and Obligations.................................................11
       4.12        Permits.....................................................................11
       4.13        Real and Personal Property..................................................11
       4.14        Contracts and Commitments...................................................12
       4.15        Government Contracts........................................................14
       4.16        Title to Real Property......................................................14
       4.17        Insurance...................................................................14

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                                TABLE OF CONTENTS
                                  (continued)


                                                                                              Page

       4.18        Employees...................................................................15
       4.19        Employee Benefit Plans and Arrangements.....................................15
       4.20        Compliance with Law; Authorizations.........................................19
       4.21        Transactions With Affiliates................................................19
       4.22        Litigation..................................................................19
       4.23        Taxes.......................................................................19
       4.24        Intellectual Property Matters...............................................21
       4.25        Completeness; No Violations.................................................22
       4.26        Absence of Changes..........................................................23
       4.27        Deposit Accounts; Powers of Attorney........................................24
       4.28        Books of Account............................................................24
       4.29        Environmental Matters.......................................................25
       4.30        No Illegal Payments.........................................................26
       4.31        Corporate Records...........................................................26
       4.32        Brokers.....................................................................26
       4.33        Stockholder Approval by Written Consent.....................................26
       4.34        Real Property Holding Company...............................................26
       4.35        Knowledge of Principal Stockholder..........................................26

5.     REPRESENTATIONS OF THE PARENT AND NEWCO.................................................27
       5.1         Corporate Existence.........................................................27
       5.2         Corporate Power and Authorization...........................................27
       5.3         Consents and Approvals......................................................27
       5.4         Parent Common Stock.........................................................27
       5.5         SEC Documents; Parent Financial Statements..................................28
       5.6         No Conflicts................................................................28
       5.7         Absence of Changes..........................................................28
       5.8         Litigation..................................................................29
       5.9         Interim Operations of Newco.................................................29
       5.10        Brokers.....................................................................29
       5.11        Tax Matters.................................................................29

6.     COVENANTS OF THE COMPANY................................................................29
       6.1         Conduct of Business.........................................................29
       6.2         Compliance with Laws, etc...................................................33
       6.3         Exclusivity.................................................................33
       6.4         Third-Party Approvals.......................................................33
       6.5         Non-Competition Agreements..................................................33
       6.6         Lock-Up Agreements..........................................................33
       6.7         Employment Agreements.......................................................34
       6.8         Affiliate's Agreements......................................................34

7.     ADDITIONAL AGREEMENTS...................................................................34
       7.1         Waiver by Series A Preferred Stockholders...................................34
       7.2         Access to Information.......................................................34

                                TABLE OF CONTENTS
                                  (continued)


                                                                                              Page

       7.3         Expenses....................................................................34
       7.4         Public Disclosure...........................................................35
       7.5         Approvals...................................................................35
       7.6         Additional Documents and Further Assurances.................................35
       7.7         Takeover Statutes...........................................................36
       7.8         Notification of Certain Matters.............................................36
       7.9         Company Options, Warrants, etc..............................................36
       7.10        Tax Matters.................................................................36
       7.11        Reservation of Shares.......................................................36
       7.12        Form S-8....................................................................36
       7.13        Stockholder Approval and Investment Representation Letters..................36
       7.14        FIRPTA Compliance...........................................................37

8.     CONDITIONS TO THE MERGER................................................................37
       8.1         Conditions to Obligations of Each Party to Effect the Merger................37
       8.2         Additional Conditions to Obligations of the Company.........................37
       8.3         Additional Conditions to the Obligations of Parent and Newco................38

9.     INDEMNIFICATION; SURVIVAL...............................................................39
       9.1         General Indemnification by the Company and the Stockholders.................39
       9.2         Indemnification by the Parent and Newco.....................................40
       9.3         Third-Party Claims..........................................................41
       9.4         Limitations on Indemnification..............................................42
       9.5         Survival of Representations and Warranties..................................42
       9.6         Limitation on Indemnity Obligations.........................................43

10.    TERMINATION, AMENDMENT AND WAIVER.......................................................43
       10.1        Termination.................................................................43
       10.2        Effect of Termination.......................................................44
       10.3        Amendment...................................................................44
       10.4        Extension; Waiver...........................................................44
       10.5        Procedure for Termination, Amendment, Extension or Waiver...................44

11.    NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................................44
       11.1        The Parent..................................................................44
       11.2        Damages.....................................................................45

12.    GENERAL.................................................................................45
       12.1        Cooperation.................................................................45
       12.2        Successors and Assigns......................................................45
       12.3        Entire Agreement............................................................45
       12.4        Counterparts................................................................45
       12.5        Brokers and Agents..........................................................46
       12.6        Notices.....................................................................46
       12.7        Governing Law...............................................................47
       12.8        Exercise of Rights and Remedies.............................................47

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                                TABLE OF CONTENTS
                                  (continued)


                                                                                              Page

       12.9        Time........................................................................47
       12.10       Severability................................................................47
       12.11       Remedies Cumulative.........................................................47
       12.12       Captions....................................................................47

DEFINITIONS....................................................................................47


                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of March 8, 2000, by and among VERTICALNET, INC., a Pennsylvania corporation ("Parent"), VERT ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Newco"), TRADEUM, INC., a Delaware corporation (the "Company") and ZVI SCHREIBER, an individual ("Principal Stockholder"). Certain other terms are used herein as defined below in Article 13 or elsewhere in this Agreement.

                                    RECITALS
                                    --------

     A. This Agreement sets forth the terms and conditions under which Newco will merge with and into the Company (the "Merger") in accordance with this Agreement. The parties intend that (a) upon completion of the Merger, the Company will be a wholly-owned subsidiary of Parent and (b) for federal income tax purposes, the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this Agreement, Parent, Newco and the Company are sometimes referred to herein as the "Constituent Corporations."

     B. The Board of Directors of each of the Constituent Corporations believes it is in the best interests of such Constituent Corporation and their respective stockholders that the Parent complete a business combination through the merger of Newco with and into the Company and, in furtherance thereof, have approved the Merger.

     C. The Boards of Directors of each of the Constituent Corporations have approved the Merger, this Agreement and the transactions contemplated hereby.

     D. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive the Merger Consideration, subject to the terms and conditions hereinafter provided.

     E. The Company, the Principal Stockholder, Parent and Newco desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     F. A portion of the Merger Consideration issued to the Stockholders of the Company in connection with the Merger shall be placed in escrow by Parent in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   AGREEMENT
                                   ---------


1.  THE MERGER; CLOSING

     1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Delaware Code, Newco shall be merged with and into the Company. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of the Parent, and the separate corporate existence of Newco shall cease.

     1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to
Section 10, as soon as practicable, but in any event within five Business Days after the satisfaction or waiver of all conditions to the Merger, the Company and Newco shall file with the Secretary of State of the State of Delaware, a certificate of merger and such other appropriate documents executed in accordance with the Delaware Code. The Merger shall become effective upon such filing or at such later time as may be specified in such filing (the "Effective Time").

     1.3 Effects of the Merger. The Merger shall have the effects set forth in the Delaware Code.

     1.4 Certificate of Incorporation and By-laws. The Certificate of Incorporation of Newco shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time until thereafter amended in accordance with the provisions therein and as provided in the Delaware Code. The by-laws of Newco shall be the by-laws of the Surviving Corporation from and after the Effective Time, continuing until thereafter amended in accordance with its terms, the Certificate of Incorporation of the Surviving Corporation and as provided by the Delaware Code.

     1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Newco immediately prior to the Effective Time and the initial officers of the Surviving Corporation shall be those individuals specified on Schedule 1.5 hereto, until their successors are duly elected and qualified. Such persons shall hold such positions as directors and officers until their successors are elected or appointed in accordance with the Certificate of Incorporation and the by-laws of the Surviving Corporation.

     1.6 Location, Date. The closing (the "Closing") for the Merger and transactions contemplated thereby (the "Transactions") shall be held at the offices of Morgan, Lewis & Bockius LLP in Philadelphia, Pennsylvania, at 10:00 a.m. (local time) as promptly as practicable (and in any event within five Business Days) after satisfaction or waiver of the conditions to the consummation of the Transactions set forth in Section 8 hereof, unless the parties hereto agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."

     1.7 Deliveries. At the Closing, subject to the terms and conditions contained herein:

        (a) Newco and the Company shall deliver to the Secretary of State of the State of Delaware all such documents as required under the Delaware Code and the parties shall take all such other and further actions as may be required by the Delaware Code and any other applicable Law to make the Merger effective upon the terms and subject to the conditions hereof;

        (b) the Parent shall deliver the Merger Consideration in accordance with the terms of Section 2.3; and

        (c) the parties shall also deliver to each other the respective agreements, legal opinions and other documents and instruments specified with respect to them in Section 8.

2.  MERGER CONSIDERATION; ADJUSTMENTS

     2.1  Conversion of Capital Stock; Merger Consideration.

        (a) Subject to the terms of Article 9 hereof, at the Effective Time, each issued and outstanding share of Common Stock and Preferred Stock of the Company (other than shares to be canceled in accordance with Section 2.1(c) below) (collectively, "Company Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof but subject to the effectiveness of the Merger, automatically be converted into the right to receive, without interest, such number of shares of Parent Common Stock equal to the quotient of two million (2,000,000) shares of Parent Common Stock (the "Merger Consideration"), divided by the total number of shares of Company Stock outstanding immediately prior to the Effective Time on a fully-diluted basis (assuming for such purpose the exercise of all then outstanding options, warrants, conversion rights, commitments or other rights to acquire shares of the Company's capital stock, whether vested or unvested) (such fraction, the "Conversion Number").

        (b) At the Effective Time, each share of capital stock of Newco issued and outstanding immediately prior to the effectiveness of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, all of which converted common stock shall constitute all of the outstanding shares of capital stock of the Surviving Corporation immediately after the effectiveness of the Merger.

        (c) Each share of Company capital stock owned by the Company immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of the Parent, Newco or the Company.

        (d) Treatment of Options, Warrants, etc. At the Effective Time, any option, warrant, commitment or other right to acquire shares of the Company's capital stock (collectively, the "Options"), whether vested or unvested, which is outstanding immediately prior to the Effective Time shall be assumed by Parent and converted into an option to purchase shares of Parent Common Stock (collectively, "Assumed Options") in such amount and at such exercise price as provided below and shall otherwise have the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby):

          (i) The number of shares of Parent Common Stock to be subject to the Assumed Options shall be equal to the product of (x) the number of shares of capital stock of the Company issuable upon the exercise of the Option immediately prior to the Effective Time (assuming all conditions to the vesting of the non-vested portion of such Option had then been met), and (y) the Conversion Number; provided, however, that, in the case of any Options to which
Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ("Qualified Company Options"), the option price, the number of shares purchasable pursuant to such Qualified Company Option which is converted into an Assumed Option and the terms and conditions of such option shall be determined in order to comply with Section 424(a) of the Code.

          (ii) The exercise price per share of Parent Common Stock under each Assumed Option shall be equal to (x) the exercise price per share of the capital stock of the Company applicable to the Option immediately prior to the Effective Time, divided by (y) the Conversion Number; and

          (iii) Upon each exercise of options by the holder thereof, the aggregate number of shares of Parent Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole shares and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

     2.2 No Fractional Shares. Notwithstanding any other provision of this
Article 2, no fractional shares of the Parent Common Stock will be issued and any holder of Company Stock entitled hereunder to receive a fractional share of the Parent Common Stock but for this Section 2.2 will be entitled hereunder to receive no such fractional share but a cash payment in lieu thereof in an amount equal to such fraction multiplied by $237.50.

     2.3 Exchange Procedures.

        (a) The Parent Common Stock. On the Closing Date, the Parent shall deposit with the Exchange Agent for exchange in accordance with this Article 2, the Merger Consideration issuable in exchange for shares of Company Stock; provided, however, that, on behalf of the holders of Company Stock, the Parent shall deposit into an escrow account such number of shares of the Parent Common Stock as set forth in Section 3.1 and Section 3.4, if applicable.

        (b) Exchange Procedures. As soon as practicable after the Effective Time (but in no event more than five (5) Business Days thereafter), the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented issued and outstanding shares of Company Stock and which shares were converted into shares of the Parent Common Stock pursuant to Section 2.1,
(i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of the Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (ii) a certificate representing the number of whole shares of the Parent Common Stock (less the number of shares of the Parent Common Stock to be deposited into escrow with the Indemnity Escrow Agent on such holder's behalf pursuant to Article 3 hereof), to which such holder is entitled pursuant to Section 2.1, and the Certificate so surrendered shall be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article 3 hereof, the Parent shall cause to be distributed to the Indemnity Escrow Agent a certificate or certificates (in such denominations as may be requested by the Indemnity Escrow Agent) representing that number of shares of the Parent Common Stock equal to the Escrow Shares and Tax Escrow Shares, if any, which certificate shall be registered in the name of the Indemnity Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the escrow fund and shall be available to compensate Parent in accordance with Article 3. Until surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the right to payment of dividends declared by the Parent with a record date on or after the Effective Time (which is covered in clause (c), below), to evidence the ownership of the portion of the Merger Consideration into which such shares of the Company Stock shall have been so converted.

        (c) Distributions With Respect to Unexchanged Shares of Company Stock. No dividends or other distributions with respect to the Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable Law, promptly following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of the Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of the Parent Common Stock.

        (d) Transfers of Ownership. If any certificate for shares of the Parent Common Stock is to be issued pursuant to the Merger in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to the Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of the Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of the Parent or any agent designated by it that such tax has been paid or is not payable.

        (e) Appointment of Stockholders' Representative. The Company hereby designates and appoints and each Stockholder by acceptance of Merger Consideration, shall be deemed to have designated and appointed Michael Eisenberg with full power of substitution (the "Stockholders' Representative") as the representative of any such Stockholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by the

Stockholders and hereby acknowledge that the Stockholders' Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by any Stockholder. Each Stockholder is thereby deemed to have further acknowledged that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Stockholder. Each Stockholder is thereby deemed to have authorized the other parties hereto to disregard any notice or other action taken by each Stockholder pursuant to this Agreement except for the Stockholders' Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Stockholders' Representative and are and will be entitled and authorized to give notices only to the Stockholders' Representative for any notice contemplated by this Agreement to be given to any such Stockholder.

     2.4 No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

     2.5 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue certificates representing such shares of Parent Common Stock in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Parent or the Exchange Agent may, in its sole and absolute discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to provide an indemnity or deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.6 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

     2.7 Dissenting Shares.

        (a) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Stock the holder of which has not voted in favor of the Merger has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the Delaware Code and has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share"), shall not be converted into or represent a right to receive shares of Parent Common Stock pursuant to Section 2.1, but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the Delaware Code; provided, however, that any Dissenting Share held by a Person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the Delaware Code, shall be deemed to be converted into, as of the Effective Time, the right to receive shares of Parent Common Stock pursuant to Section 2.1.

        (b) The Company shall give Parent (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the Delaware Code relating to the appraisal process received by the Company, and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Code. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

     3.  ESCROW

     3.1  Creation of Indemnity Escrow.

        (a) At the Closing, as collateral security for any indemnification obligations of the Company pursuant to Section 9.1 hereof, such number of shares of Parent Common Stock equal to 10% of the product of the number of shares of Company Stock outstanding immediately prior to the Effective Time multiplied by the Conversion Number (such product, the "Aggregate Parent Stock Consideration") which shall be contributed by the Stockholders on a pro rata basis (based upon such Stockholder's proportionate share of outstanding Company Stock owned by such Stockholder immediately prior to the Effective Time) rounded up to the nearest whole share (the "Escrow Shares"), shall be delivered to an escrow agent designated by the Parent and reasonably acceptable to the Company (the "Indemnity Escrow Agent").

        (b) The Escrow Shares shall include all dividends and other property at any time received or otherwise distributed in respect of or in exchange for any or all of the Escrow Shares, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property except as provided in Section 3.3 and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

     3.2 Terms of Indemnity Escrow. The Escrow Shares shall be held and disbursed by the Indemnity Escrow Agent in accordance with the terms of an Indemnity Escrow Agreement substantially in the form attached hereto as Exhibit A.


     3.3 Voting and Investment regarding Escrow Shares. The Stockholders shall be entitled to exercise all voting powers incident to the Escrow Shares held by the Indemnity Escrow Agent as their nominee, but shall not be entitled to exercise any investment or dispositive powers over such Escrow Shares, except as provided in the Indemnity Escrow Agreement.

     3.4 Tax Escrow. If prior to the Effective Time, the Company has not obtained Representation and Warranty Insurance, then at the Closing, as collateral for any indemnification obligations of the Company pursuant to
Section 9.1 hereof relating to IP Tax Liabilities, such number of shares of Parent Common Stock equal to 3% of the Aggregate Parent Stock Consideration shall be contributed by the Stockholders on a pro rata basis (based upon such

Stockholder's proportionate share of outstanding Company Stock owned by such Stockholder immediately prior to the Effective Time) rounded up to the nearest whole share (the "Tax Escrow Shares") shall be delivered to the Indemnity Escrow Agent. The Tax Escrow Shares shall be held and disbursed by the Indemnity Escrow Agent in accordance with the terms of a Tax Escrow Agreement substantially in the form of the Indemnity Escrow Agreement, except that the Tax Escrow shall relate only to indemnification obligations relating to IP Tax Liabilities and shall survive until the expiration of all applicable statutes of limitations relating to the IP Tax Liabilities, provided that the Tax Escrow Shares shall earlier be released to the Stockholders at such time, if any, (i) when the Company has obtained Representation and Warranty Insurance or (ii) there has been issued a written final unconditional ruling of the Israeli Tax Authorities that all IP Tax Liabilities have been fully satisfied.

4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     As of the date hereof and as of the Effective Time, the Company represents, warrants and covenants to the Parent and Newco, as follows:

     4.1 Corporate Existence. Each of the Company and the subsidiaries of the Company listed on Schedule 4.6 (each, a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation. Except as set forth on Schedule 4.1, each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the conduct of its business requires it to be so qualified, except for such failures to be so duly qualified, licensed or admitted and in good standing that would not reasonably be expected to have a Material Adverse Effect. All of the jurisdictions in which the Company and the Subsidiaries are duly qualified to do business are listed on Schedule 4.1.


     4.2 Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power, authority and legal right to execute and deliver this Agreement and the other agreements, documents and instruments required to be delivered by the Company in accordance with the provisions hereof and thereof (the "Other Company Agreements," and collectively with this Agreement, the "Company Documents") and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of the Company Documents by the Company have been duly authorized by its Board of Directors and by the Stockholders, and no further corporate or Stockholder action on the part of the Company is necessary to authorize the Company Documents and the performance of the transactions contemplated hereby and thereby and the Other Agreements will be duly executed and delivered on behalf of the Company by duly authorized officers of the Company. This Agreement constitutes, and the Other Agreements, when executed and delivered, will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     4.3 Validity of Contemplated Transactions. Subject to obtaining the Company Required Consents as specified in Section 4.8, the execution, delivery and performance of the Company Documents by the Company does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other Person under (a) any existing Law to which the Company or its Subsidiaries are subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to the Company or its Subsidiaries, (c) the Charter Documents of the Company and its Subsidiaries or any securities issued by the Company or its Subsidiaries, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which the Company or any Subsidiary is a party, by which the Company or any Subsidiary may have rights or by which any of the properties or assets of the Company or any Subsidiary may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company or any Subsidiary hereunder.

     4.4 Capitalization of the Company.

        (a) As of the date of the execution of this Agreement and the Closing Date, the authorized capital stock of the Company consists of: (1) 40,000,000 shares of Common Stock, of which 4,714,137 shares are currently issued and outstanding, and (2) 20,000,000 shares of Preferred Stock (4,002,389 of which are designated Series A Preferred Stock), of which 4,002,389 are currently issued and outstanding. Annex I hereto sets forth a true, accurate and complete list of the issued and outstanding shares, setting the number and class of the Company Stock owned by each of the Stockholders (together with each Stockholder's address as reflected in the books and records of the Company) as of the date hereof and as of the Closing Date. To the knowledge of the Company, all of the issued and outstanding shares of the Company Stock are free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind, except for restrictions imposed by applicable securities laws.

        (b) All of the issued and outstanding shares of Company Stock currently outstanding and to be outstanding as of the Closing Date are and will have been duly authorized and validly issued, fully paid and nonassessable, are and will be owned of record by the Stockholders and in the amounts set forth in Annex I, and are and will have been offered, issued, sold and delivered by the Company in compliance with all applicable Laws concerning the offering, sale or issuance of securities. None of such shares are or will have been, and none of the shares from which they will have derived were issued in violation of the preemptive rights of any past or present Stockholder, whether contractual or statutory.

     4.5 Transactions in Capital Stock. Neither the Company nor any Subsidiary has acquired any treasury stock since its respective date of formation. The Company and its Subsidiaries have no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of their equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

     4.6 Subsidiaries, etc. Schedule 4.6 sets forth the name of each Subsidiary and the jurisdiction of its formation. Each Subsidiary is wholly-owned by the Company. Except as set forth on Schedule 4.6, none of the Company or the Subsidiaries own, of record or beneficially, or control, directly or indirectly, any capital stock, any securities convertible into capital stock or any other equity interest in any corporation, association or other business entity, nor is, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

     4.7 Predecessor Status, etc. Schedule 4.7 lists all names of all predecessor companies of the Company and each Subsidiary, including the names of all entities from whom the Company or any Subsidiary previously acquired substantially all of the assets of that entity. Except as set forth on Schedule 4.7, none of the Company nor any Subsidiary has been a subsidiary or division of another corporation or business entity or been a part of an acquisition which was later rescinded. Except as set forth on Schedule 4.7, neither the Company nor any of its Subsidiaries is liable for any of the liabilities or obligations of Tradeum Technologies Ltd. All approvals and consents in connection with the transfer of assets (including cash) from Tradeum Technologies Ltd. to the Company or its Subsidiaries (the "November 1999 Transfer") were duly obtained, including all approvals and consents of Governmental Entities and third Persons. The transactions in connection with the November 1999 Transfer are valid and binding on the parties thereto.

     4.8 Consents and Approvals. Except for consents specified on Schedule 4.8 (including, without limitation, filings that may be required to effect the Merger under the Laws of the State of Delaware, and any consents and approvals required under the Laws of Israel) (collectively, the "Company Required Consents"), neither the execution and delivery by the Company of the Agreement, nor the performance of the transactions contemplated hereby, require any filing with or consent or approval of any Governmental Entity or any other third Person nor constitute a default or cause any payment obligation to arise under (a) any Law or court order to which the Company or its Subsidiaries are subject, (b) the Charter Documents of the Company and its Subsidiaries or (c) any Contract, Governmental Permit or other document to which the Company or its Subsidiaries are a party or by which the properties or other assets the Company or its Subsidiaries may be subject.

     4.9 Third-Party Options, Warrants, etc. Except as set forth on Schedule 4.9, there are no existing agreements, options, warrants, conversion rights, convertible notes, commitments or any other rights of any kind with, of or to any Person which obligate the Company or a Subsidiary to issue any of its respective capital stock or which confers upon any Person any right to acquire any of the properties, assets or rights of the Company, its Subsidiaries or any interest therein (the "Convertible Securities"). Schedule 4.9 sets forth the names of the holders of the Convertible Securities, the dates of grant or issuance, the exercise prices, vesting schedules and all applicable acceleration provisions. All offers, grants and issuances of Convertible Securities have been made in compliance with all applicable Securities Laws.

     4.10 Financial Statements. Attached hereto as Schedule 4.10 are true, accurate and correct copies of the unaudited consolidated balance sheets of the Company and its Subsidiaries at December 31, 1999 (the "Balance Sheet Date"), and the related statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended (the "Unaudited Financial Statements"). The Unaudited Financial Statements (1) fairly and accurately present the financial position of the Company and its Subsidiaries at the date indicated, and (2) such statements of income, cash flows and changes in stockholders' equity fairly present the results of operations, cash flows and changes in stockholders' equity for the periods indicated, except for normal recurring year-end adjustments which are not expected to be material in amount and except for the addition of required footnotes thereto.

The Company covenants that prior to the Closing Date, it shall deliver to the Parent true, accurate and correct copies of the audited, consolidated balance sheets of the Company and its Subsidiaries at December 31, 1999, and the related statements of income and cash flows for the fiscal year then ended (the "Audited Financial Statements," and together with the Unaudited Financial Statements, the "Financial Statements"), certified by Ernst & Young, the Company's independent public accountants, together with the report of such independent public accountants thereon.

The Unaudited Financial Statements have been and the Audited Financial Statements shall be prepared in accordance with GAAP consistently applied throughout the periods involved. The Audited Financial Statements, including the related notes, when delivered, shall fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company and its Subsidiaries at the date indicated and such statements of income, cash flows and changes in stockholders' equity, when delivered, shall fairly present the results of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries for the periods indicated, except for normal recurring year-end adjustments which are not expected to be material in amount and except for the addition of required footnotes thereto.

     4.11 Liabilities and Obligations. Except as set forth on Schedule 4.11, the Company and its Subsidiaries are not liable for or subject to any liability except for : (i) those liabilities and obligations disclosed in the Unaudited Financial Statements and not heretofore paid or discharged; and (ii) those liabilities and obligations incurred in the ordinary course of its business and either not required to be shown in the Unaudited Financial Statements or arising since the Balance Sheet Date, which liabilities or obligations in the aggregate are of a character and magnitude consistent with past practice. For purposes of this Agreement, "liabilities" or "Liabilities" means liabilities of any kind, character or description, whether accrued or unaccrued, absolute, secured and unsecured, contingent or otherwise.

     4.12 Permits. The Company and its Subsidiaries hold all Permits necessary for the operation of their respective businesses. Each Permit, together with the name of the Governmental Entity issuing such Permit is set forth on Schedule
4.12. Such Permits are valid and in full force and effect and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. Upon consummation of such transactions, the Surviving Corporation will have all of the Company's and, beneficially, its Subsidiaries' right, title and interest in the Permits.

     4.13 Real and Personal Property. Attached hereto as Schedule 4.13 is an accurate list, including substantially complete descriptions as of the Balance Sheet Date, of all the real and personal property (which in the case of personal property had an original cost in excess of $50,000) owned or leased by the Company or its Subsidiaries where the Company or its Subsidiaries are lessee or sublessee, including true and correct copies of leases for equipment and properties on which are situated buildings, warehouses and other structures used in the operation of the businesses of the Company and its Subsidiaries and including an indication as to which assets were formerly owned by any Stockholder or affiliate (which term, as used herein, shall have the meaning ascribed thereto in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of the Company or its Subsidiaries. Except as set forth on Schedule 4.13, all of the buildings, leasehold improvements, structures, facilities, equipment and other material items of tangible property and assets owned or leased by the Company and its Subsidiaries are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable Laws and Authorizations relating to their construction, use and operation. All leases set forth on Schedule 4.13 have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Company or its Subsidiaries and, to the knowledge of the Company or its Subsidiaries, no other Person party to any such lease is in default thereunder and such leases constitute the legal, valid and binding obligations of such other parties. All fixed assets used by the Company and its Subsidiaries in the operation of their respective businesses are either owned by the Company or its Subsidiaries or leased under an agreement set forth on
Schedule 4.13. The Company has indicated on Schedule 4.13 a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business to which management of the Company and its Subsidiaries have devoted any significant effort or expenditure in the one-year period prior to the date of this Agreement which, if pursued by the Company and its Subsidiaries would require additional expenditures of significant efforts or capital.

     4.14 Contracts and Commitments. Schedule 4.14 sets forth an accurate, correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of the Company and its Subsidiaries (the "Contracts"), except for Minor Contracts, to which the Company or its Subsidiaries is a party or are bound, or by which any of their respective assets are bound, and which involve any:

        (a) agreement, contract, commitment, arrangement or understanding with any present or former director, officer, employee or consultant with respect to the employment, engagement, severance or termination of any such person;

        (b) agreement, contract, commitment, arrangement or understanding for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $100,000 or more;

        (c) agreement, contract, commitment, arrangement or understanding to sell or supply products or to perform services involving in any one case $100,000 or more;

        (d) agreement, contract, commitment, arrangement or understanding not otherwise listed on Schedule 4.14 and continuing over a period of more than six months from the date hereof or exceeding $100,000 in value;

        (e) distribution, dealer, representative or sales agency agreement, contract, commitment, arrangement or understanding;

        (f) agreement, contract, commitment, arrangement or understanding containing a provision to indemnify any person or entity or assume any Tax, environmental or other liability;

        (g) agreement, contract, commitment, arrangement or understanding with federal, state, local, regulatory or other governmental entities;

        (h) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

        (i) agreement, contract, commitment, arrangement or understanding for any charitable or political contribution;

        (j) agreement, contract, commitment, arrangement or understanding for any capital expenditure or leasehold improvement in excess of $75,000;

        (k) agreement, contract, commitment, arrangement or understanding limiting or restraining the Company or its Subsidiaries, or any successor thereto, or to the knowledge of the Company or its Subsidiaries, any employee of the Company or its Subsidiaries, or any successor thereto, from engaging or competing in any manner or in any business;

        (l) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company or its Subsidiaries;

        (m) agreement, contract, commitment, arrangement or understanding to which the Company or its Subsidiaries, on the one hand, and any affiliate, officer, director. employee or Stockholder of the Company or its Subsidiaries, on the other hand, are parties;

        (n) any agreement, contract, commitment, arrangement or understanding involving change in control provisions; or

        (o) material agreement, contract, commitment, arrangement or understanding not made in the ordinary course of business.

Each of the Contracts listed on Schedule 4.14, or not required to be listed therein because of the amount thereof or because it is a Minor Contract, is valid and enforceable in accordance with its terms; each of the Company and its Subsidiaries is, and to the knowledge of the Company, all other parties thereto are, in compliance with the provisions thereof. None of the Company or its Subsidiaries are, and to the knowledge of the Company, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default by the Company or its Subsidiaries thereunder. None of the rights of the Company and its Subsidiaries under any Contract will be impaired by the consummation of the transactions contemplated hereby, and all such rights will be enforceable by the applicable Surviving Corporation after the Effective Time without the consent or agreement of any other party other than those consents set forth on Schedule
4.8. The Company has delivered accurate and complete copies of each Contract, other than Minor Contracts to the Parent. Except as set forth on Schedule 4.8, no Contract, other than Minor Contracts, obligates any party to obtain any consent in connection with the transactions contemplated hereby.

     4.15 Government Contracts. None of the Company nor its Subsidiaries is now nor ever has been a party to any contract with any Governmental Entity subject to price redetermination or renegotiation.

     4.16 Title to Real Property. The Company and each Subsidiary has good, marketable and insurable title to all real property owned and used in their respective businesses, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

        (a) liens, if any, reflected on Schedule 4.16 as securing specified liabilities (with respect to which no material default exists);

        (b) liens for current taxes and assessments not yet due or in default;

        (c) easements for utilities serving the property only; and

        (d) easements, covenants and restrictions and other exceptions to title shown of record in the offices of the county clerks in which the properties, assets and leasehold estates are located which, in the Parent's sole judgment, do not adversely affect the Parent's intended use of such properties.

     4.17 Insurance. The assets, properties and operations of the Company and each Subsidiary are insured under various policies of general liability and other forms of insurance, all of which are described on Schedule 4.17, which discloses for each policy, the insurer, the type of insurance, the policy number, the risks insured against, coverage limits, deductible amounts, the expiration date, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the business and assets of the respective company and all premiums to date have been paid in full. There is no default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the Company or any Subsidiary. Neither the Company nor any Subsidiary has been refused any insurance, nor has the Company's or any Subsidiary's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past three years. Schedule 4.17 also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of the Company and its Subsidiaries.

     4.18 Employees. Schedule 4.18 contains the following with respect to the Company and each Subsidiary:

        (a) a list of all employees of the Company and its Subsidiaries (including name, title and position);

        (b) each such employee's date of hire and length of service; and

        (c) the compensation (including terms of payment, bonuses, commissions, severance arrangements and deferred compensation, as well as any benefits) of each such employee.

Except as disclosed on Schedule 4.18: (i) there have not been in the past five years and, to the knowledge of the Company and its Subsidiaries, there are not pending, any labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (ii) there are and have been no unresolved material violations of any Laws of any Governmental Entity respecting the employment of any employees; (iii) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Company or the Subsidiaries, threatened before the National Labor Relations Board or similar body in any foreign country; (iv) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations; (v) the employees of the Company and its Subsidiaries are not covered by any collective bargaining agreement; (vi) the Company and its Subsidiaries have provided or will timely provide prior to Closing all notices required by Law to be given prior to Closing to all foreign, local, state, federal or national labor, wage-payment, equal employment opportunity, unemployment insurance and related agencies; (vii) the Company and its Subsidiaries have paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses;
(viii) the transactions contemplated by this Agreement will not create liability under any Laws of any Governmental Entity respecting reductions in force or the impact on employees on plant closing or sales of businesses and (ix) the Company, its Subsidiaries and their respective predecessors have complied with all applicable employment and labor laws and all applicable collective bargaining agreements. All employees of the Company and its Subsidiaries presently working in the United States or otherwise are legally able to work in the United States or in the country in which such employee is employed.

     4.19 Employee Benefit Plans and Arrangements. Schedule 4.19 sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees, directors, agents, or independent contractors of the Company or any Subsidiary that is maintained or sponsored by the Company or any Subsidiary or to which the Company or any Subsidiary contributes or for which the Company or any Subsidiary otherwise have or may have any liability, contingent or otherwise. "Benefit Plan" means each "employee pension benefit plan" (as defined in Section 3(2) of ERISA, hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan") and each other plan, arrangement, obligation, or practice (written or oral), formal or informal, and whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, including, without limitation, employment agreements, deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, any plans subject to Section 125 of the Code, any plans providing benefits or payments in the event of a change of control, incentive, insurance, welfare or similar plan, program, policy or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company, any Subsidiary or its affiliates or any other person or entity that, together with the Company or any Subsidiary, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA and any general partnership of which the Company or its Subsidiaries is or has been a general partner ("ERISA Affiliate," and for purposes of this Section 4.19, the terms "Company" and "Subsidiary" shall also include an ERISA Affiliate) for the benefit of any present or former officer, employee, director, agent or independent contractor. The Company and its Subsidiaries have no intent or commitment to create any additional Benefit Plan or amend any Benefit Plan so as to increase benefits thereunder. The Company and its Subsidiaries have not created any Benefit Plan or declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement. A current, accurate and complete copy of each Benefit Plan and all relevant materials have been provided to the Parent. The following representations and warranties, except as provided in Section 4.19(r) of this Agreement, apply to Benefit Plans that are subject to United States Laws. Except as disclosed on Schedule 4.19:

        (a) each Benefit Plan is in compliance and has always been in compliance with all reporting, disclosure notice and other requirements of ERISA, the Code and all Laws applicable to such Benefit Plan;

        (b) each Pension Plan which is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, has been determined by the Internal Revenue Service to be so qualified, such qualification remains in effect and has not been revoked, and, to the knowledge of the Company, no condition exists that would adversely affect any such determination and nothing has occurred with respect to the design or operation of each Pension Plan that would result in the imposition of any liability, lien, penalty or tax under ERISA or the Code, and the Pension Plan has been timely amended to comply with current Law;

        (c) neither the Company, nor any Subsidiary, nor any trustee or agent has been or is presently engaged in any prohibited transactions as defined by
Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject the Company, any Subsidiary, with respect to any Benefit Plan, any Stockholder, officer, director of employee to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA;

        (d) there is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; to the knowledge of the Company and its Subsidiaries, no condition exists which could subject the Company or any Subsidiary to a penalty under Section 4071 of ERISA;

        (e) neither the Company nor any Subsidiary is or has ever been party to any "multi-employer plan," as that term is defined in Section 3(37) of ERISA, and the Company and any Subsidiary do not contribute to, or have any liability with respect to, a multi-employer plan;

        (f) neither the Company nor any Subsidiary, sponsors, maintains, contributes to, and has never sponsored, maintained, or contributed to, or had any liability with respect to, any employee benefit plan that is a defined benefit plan or is subject to Section 302 of ERISA, Section 412 of the Code, or Title IV of ERISA;

        (g) true and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Benefit Plan (if any such report was required by applicable Law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Pension Plan have been provided to the Parent;

        (h) with respect to each Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of the Company or its Subsidiaries, threatened against any Benefit Plan, the Company, any Subsidiary, or any trustee or agent of any Benefit Plan; and

        (i) with respect to each Benefit Plan to which the Company or any Subsidiary is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code.

        (j) full payment has been made of all amounts which the Company or any Subsidiary was required to have paid as a contribution to any Benefit Plan as of the last day of the most recent fiscal year of each of the Benefit Plans ended prior to the date of this Agreement; all benefits accrued under any funded or unfunded Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; all monies withheld from employee paychecks with respect to the Benefit Plans have been transferred to the appropriate Plan in a timely manner as required by applicable Law.

        (k) there are no outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in the Benefit Plans and their beneficiaries in accordance with the terms of the Benefit Plans.

        (l) each Benefit Plan may be amended or modified by the Company or any Subsidiary at any time without liability; no plan or commitment, whether or not legally binding, to create any additional Benefit Plan or to modify or change any existing Benefit Plan has been made nor has any statement, oral or written, been made that was not in accordance with a Benefit Plan and that could have an adverse economic consequence to the Company or any Subsidiary.

        (m) no Benefit Plan other than a Pension Plan or a health plan providing continuation coverage as required by Section 4980B of the Code provides benefits to any individual after termination of employment.

        (n) the consummation of the transactions contemplated by this Agreement will not (in and of itself): (A) entitle any employee of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (C) result in any liability under Title IV of ERISA; (D) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or

(E) result (either alone or in conjunction with any other event) in the payment or series of payments by the Company, any Subsidiary or any of its affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code.

        (o) with respect to each Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Effective Time will have been paid on or before the Effective Time and, as of the Effective Time, there will be no liability of the Company or any Subsidiary under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

        (p) (i) each Benefit Plan that constitutes a Welfare Plan, and for which contributions are claimed by the Company or any Subsidiary as deductions under any provision of the Code, is in compliance with all applicable requirements pertaining to such deduction;

          (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a Tax under Section 4976(a) of the Code;

          (iii)  all welfare benefit funds intended to be exempt from tax under
Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination; and

          (iv) each Welfare Plan that is a group health plan (within the meaning of Section 4980(B)(g)(2) of the Code) complies, and in each and every case has complied, with all of the requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security Act, the Health Insurance Portability and Accountability Act of 1996, and all other applicable Laws.

        (q) All persons classified by the Company or any Subsidiary as independent contractors satisfy and have at all times satisfied the requirements of applicable Law to be so classified; the Company and its Subsidiaries have fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and the Company and its Subsidiaries have no obligations to provide benefits with respect to such persons under the Benefit Plans or otherwise. The Company and its Subsidiaries do not employ and have not employed any "leased employees" as defined in Section 414(n) of the Code.

        (r) All Benefit Plans outside of the United States, if any (the "Foreign Plans"), are in compliance with all applicable Laws and have been operated in accordance with the Plans' respective terms. There are no unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Effective Time have been made or will be made prior to the Effective Time.

     4.20 Compliance with Law; Authorizations. Each of the Company and the Subsidiaries has complied with each, and is not in violation of Law to which the Company's and its Subsidiaries' respective business, operations, assets or properties is subject. Each of the Company and its Subsidiaries owns, holds, possesses or lawfully uses in the operation of its respective businesses all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its respective businesses as now or previously conducted or for the ownership and use of the assets owned or used by it in the conduct of its respective businesses, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Laws. All such Authorizations are listed and described on Schedule 4.20. Neither the Company nor any Subsidiary is in default, nor has the Company nor any Subsidiary received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No Stockholder and no director, officer, employee or former employee of the Company, any Subsidiary or any affiliates of the Company or any Subsidiary, or any other person, firm or corporation, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Company or any Subsidiary owns, possesses or uses in the operation of its respective business as now or previously conducted.

     4.21 Transactions With Affiliates. Except as set forth on Schedule 4.21, no Stockholder and no director, officer or employee of the Company or any Subsidiary, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement or understanding, business arrangement or relationship with the Company or any Subsidiary.

     4.22 Litigation. No litigation, including any arbitration, investigation or other proceeding of or before any Governmental Entity, arbitrator or mediator is pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary which relates to the transactions contemplated by this Agreement.

        (a) Except as set forth on Schedule 4.22, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or any Subsidiary or which relates to the Company or any Subsidiary.

        (b) Except as set forth on Schedule 4.22, neither the Company nor any Subsidiary is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity, arbitrator or mediator.

     4.23 Taxes. All material federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company and its Subsidiaries (the "Tax Returns") with respect to any material federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under Laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (singly, a "Tax", and collectively, the "Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of the Company and its Subsidiaries for Taxes for the periods, property or events covered thereby. All Taxes, including without limitation those which are called for by the Tax Returns, required to be paid, withheld or accrued by the Company or any Subsidiary and any deficiency assessments, penalties and interest have been timely paid, withheld or accrued if the failure to so pay, withhold or accrue such Taxes would have a Material Adverse Effect on the Company's Unaudited Financial Statements. The accruals for Taxes contained in the Unaudited Financial Statements are adequate to cover the Tax liabilities of the Company and its Subsidiaries as of that date and include adequate provision for all deferred Taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. Each of the Company's and its Subsidiaries' Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's Tax books and records. Except as set forth on Schedule 4.23, neither the Company nor any Subsidiary has received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending Tax examinations of or Tax claims asserted against the Company, any Subsidiary or any of their assets or properties, and no notice of any audit, examination or claim for Taxes, whether pending or threatened, has been received. Neither the Company nor any Subsidiary has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately following the Closing there will be) no material Liens (other than any Lien for current Taxes not yet due and payable) on any of the assets or properties of the Company or any Subsidiary relating to or attributable to Taxes. To the knowledge of the Company, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any material Lien on the assets of the Company or any Subsidiary or otherwise result in a Material Adverse Effect. The Company and its Subsidiaries have no knowledge of any basis for any additional assessment of any Taxes. All Tax payments related to employees, consultants, independent contractors, creditors of the Company or its Subsidiaries, including, without limitation, income Tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Company and its Subsidiaries have been fully and properly paid, withheld, accrued or recorded. The Company and its Subsidiaries currently have no liability, and there are no circumstances under which the Company or its Subsidiaries will be liable in the future, for any Tax or insurance contribution imposed on any employee, including any common law employee or any person later deemed to be an employee by any governmental authority, of the Company or any Subsidiary, or for any Tax or insurance contribution imposed on the Company or any Subsidiary, in connection with any remuneration of any type paid to any employee, including any common law employee or any person later deemed to be an employee by any governmental authority, of the Company or any Subsidiary. There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any current or former officer, director, employee, consultant or independent contractor of the Company or any Subsidiary that, individually or collectively, could give rise to or entail any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code. The Company and its Subsidiaries have not filed a consent under Section 341(f) of the Code. The Company and its Subsidiaries are not and have not been a United States real property holding company within the meaning of Section 897(c) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any Subsidiary is or has been at any time, a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and neither the Company nor any Subsidiary has (A) has been a member of an affiliate group filing a consolidated federal Tax Return (other than a group the common parent of which was the Company, or (B) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or assumed the Tax liability of any other Person under contract. Correct and complete copies of (a) all Tax examinations, (b) all extensions of statutory limitations and (c) all federal, state and local income Tax Returns and franchise Tax Returns of the Company (including, if filed separately, its Subsidiaries) for the last five fiscal years, or such shorter period of time as any of them shall have existed, have heretofore been delivered by the Company to the Parent. Neither the Company nor any of its Subsidiaries is or will be required to pay any Taxes with respect to, as a result of, or arising in connection with, the November 1999 Transfer.

        4.24 Intellectual Property Matters.

        (a) The Company and its Subsidiaries have used or currently use or in the case of "intent to use" trademark applications, intend to use, only such Intellectual Property which is owned by the Company or its Subsidiary free and clear of any liens, claims, charges or encumbrances, or is licensed by the Company or its Subsidiaries or is in the public domain. The Intellectual Property listed on Schedule 4.24 constitutes all such assets, properties and rights which are used or held for use in, and are necessary for, the conduct of the business of the Company and its Subsidiaries, as such business is now conducted and in the case of "intent to use" trademark applications, intended to be conducted.

        (b) Except as set forth on Schedule 4.24, there are no royalty, commission, options, or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property or products or services of the Company or any Subsidiary.

        (c) The Company and its Subsidiaries have not infringed upon, misappropriated or otherwise unlawfully or wrongfully used any Intellectual Property owned or claimed by another. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the Company or the Subsidiaries, threatened relating to any Intellectual Property formerly or currently used by the Company or any Subsidiary. None of the Intellectual Property is subject to any outstanding order, decree or judgment. Neither the Company nor any Subsidiary has agreed to indemnify any person or entity for or against any infringement of or by the Intellectual Property.

        (d) Except as set forth on Schedule 4.24, no present or former employee or Stockholder of the Company or any Subsidiary and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark, domain name or copyright, or in any application therefor, or in any trade secret, which the Company or its Subsidiaries own, possess or use in their operations as now or heretofore conducted. Schedule 4.24 lists all confidentiality or non-disclosure agreements currently in force and effect to which the Company, its Subsidiaries or any of their employees is a party.

        (e) Schedule 4.24 sets forth a complete and accurate list of all items of Intellectual Property duly filed in, registered in or issued by the United States Copyright Office or the United States Patent and Trademark Office, any offices in the various states of the United States and any offices in any other jurisdictions.

        (f) All rights of the Company in the Intellectual Property shall vest in the applicable Surviving Corporation pursuant to the transactions contemplated hereby without any consent or other approval.

        (g) Except as described in Schedule 4.24, all technology owned, developed, licensed, or used in connection with the Company, any of its Subsidiaries, or, to the Company's best knowledge, the Company's suppliers and vendors, (including, but not limited to, information systems and technology, commercial and noncommercial hardware and software, firmware, mechanical or electrical products, embedded systems, or any other electro-mechanical or processor-based system, whether as part of a desktop system, office system, building system or otherwise) (collectively, the "Technology"), is Year 2000 Compliant (as defined below).

"Year 2000 Compliant" means that the Technology does not and will not, without requiring any modifications, experience any malfunctions, premature cancellation or expiration of contractual rights or deletion of data, or any other problems in connection with (i) the year 2000 (and all subsequent years) as distinct from 1900's years, (ii) the date February 29, 2000, and all subsequent leap years,
(iii) the date September 9, 1999, or (iv) any other date before, on, or after January 1, 2000.

     4.25 Completeness; No Violations. The certified copies of the Charter Documents, as amended to date, of the Company and the Subsidiaries, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or which have been delivered or which have been made available to the Parent in connection with the transactions contemplated hereby, are complete and correct; neither the Company (including its Subsidiaries) nor, to the knowledge of the Principal Stockholder, any other party to any of the foregoing is in default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of the Company (including its Subsidiaries) thereunder will not be adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not result in a violation or breach or constitute a default under any of the terms or provisions thereof. Except as set forth on
Schedule 4.25, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any Governmental Entity or other third party to any of the transactions contemplated hereby to remain in full force and effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

     4.26 Absence of Changes. Since the Balance Sheet Date, except as set forth on Schedule 4.26 neither the Company nor any Subsidiary has:

        (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any damage or risk of loss to it or any of its assets or properties;

        (b) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, except for the sales in the ordinary course of business consistent with past practice, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of the Company, any Subsidiary or any interest therein;

        (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except in the ordinary course of business consistent with past practice;

        (d) made or suffered any amendment or termination of any agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

        (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its shares of capital stock or other ownership interests;

        (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) resulting in a Material Adverse Effect, or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $500,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

        (g) suffered any change in its business, operations, assets, properties, prospects or condition (financial or otherwise) resulting in a Material Adverse Effect, except for such changes, events or effects which are directly the result of (i) the entering into or the public announcement of this Agreement or the transactions contemplated hereby, (ii) changes in the electronic commerce industry generally or (iii) changes in general economic (excluding changes in the capital markets), regulatory or political conditions in the United States; except, in the case of each of (ii) and (iii), if the impact on the Company is more than insignificantly disproportionate to the more general impact of the change, event or effect;

        (h) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

        (i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $100,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

        (j) except in the ordinary course of business consistent with past practice of the Company and its Subsidiaries, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees, or their respective family members, or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

        (k) changed any of the accounting principles followed by it or the methods of applying such principles;

        (l) entered into any transaction other than in the ordinary course of business consistent with past practice;

        (m) changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

        (n) agreed to take any of the actions referred to above.

     4.27 Deposit Accounts; Powers of Attorney. Attached hereto as Schedule 4.27 is an accurate list, as of the date of this Agreement, of:

        (a) the name of each financial institution in which the Company (including its Subsidiaries) has accounts or safe deposit boxes;

        (b) the names in which the accounts or boxes are held;

        (c) the type of account;

        (d) the name of each person authorized to draw thereon or have access thereto; and

        (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company or any Subsidiary and a description of the terms of such power.

     4.28 Books of Account. The books, records and accounts of each of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such company. Neither the Company nor any Subsidiary has engaged in any transaction, maintained any bank account or used any of the funds of the Company or any

Subsidiary except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

     4.29 Environmental Matters. The Company has secured, and is in compliance with, all Environmental Permits, with respect to any premises on which its business is operated, all of which Environmental Permits shall vest in the applicable Surviving Corporation upon consummation of the transactions contemplated hereby. Each of the Subsidiaries has secured, and is in compliance with, all Environmental Permits, with respect to any premises on which its business is operated. Each of the Company and its Subsidiaries is in compliance with all Environmental Laws.

        (a) Neither the Company nor any Subsidiary has received any communication from any Governmental Entity that alleges that the Company or any Subsidiary is not in compliance with any Environmental Laws or Environmental Permits.

        (b) Neither the Company nor any Subsidiary has entered into or agreed to any court decree or order, and neither the Company nor any Subsidiary is subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

        (c) No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the Company or the Subsidiaries, threatened to or against any assets or properties of the Company or any Subsidiary pursuant to any Environmental Law.

        (d) There has been no treatment, storage, disposal or release of any Hazardous Substance on any property owned, operated or leased by the Company or any Subsidiary other than common household and office products in de minimis quantities.

        (e) Neither the Company nor any Subsidiary has received a CERCLA 104(e) information request nor has the Company been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening.

        (f) There are no aboveground tanks or underground storage tanks on, under or about any property owned, operated or leased by the Company or any Subsidiary and any former aboveground or underground tanks on any property owned, operated or leased by the Company or any Subsidiary have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

        (g) There are no Hazardous Substances in the soil, surface water or groundwater of any property owned, leased, operated, occupied or used at any time by the Company or its Subsidiaries, nor are there any articles, containers or equipment on, under or about any property owned, leased, operated, occupied or used by the Company or the Subsidiaries which contain any such Hazardous Substances. There is no asbestos containing material in a condition or location currently constituting a violation of any Environmental Law at, on, under or within any property owned, operated or leased by the Company or its Subsidiaries.

        (h) The Company and the Subsidiaries have provided to the Parent true and complete copies of, or access to, all written environmental assessment materials and reports in their possession that have been prepared by or on behalf of the Company or any Subsidiary during the past five years.

     4.30 No Illegal Payments. Neither the Company nor any Subsidiary nor, to the knowledge of the Company or the Subsidiaries, any affiliate, officer, agent or employee thereof, directly or indirectly, has, on behalf of or with respect to the Company, any Subsidiary or any affiliate thereof, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Company, any Subsidiary or any affiliate thereof or any such officer, agent or employee should have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) made any payment to any person or entity, or agent or employee thereof, in connection with any Lease (as hereinafter defined) to induce such person or entity to enter into a Lease transaction, (e) had any transactions or payments related to the Company or any Subsidiary which are not recorded in their accounting books and records or (f) had any off-book bank or cash accounts or "slush funds" related to the Company or any Subsidiary.

     4.31 Corporate Records. The minute books of the Company and the Subsidiaries contain complete, correct and current copies of its respective Charter Documents and the records of all minutes of meetings, resolutions and other proceedings of its Board of Directors and Stockholders set forth in such minute books are accurate. The stock record books of the Company and its Subsidiaries are complete, correct and current.

     4.32 Brokers. Except as described in Schedule 4.32, neither of the Company nor any of its Subsidiaries, or any of their respective officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     4.33 Stockholder Approval by Written Consent. This Agreement, the Merger and the transactions contemplated hereby have been approved by written consent duly signed by the holders of the requisite percentage of the issued and outstanding shares of Common Stock and Preferred Stock, in accordance with the Delaware Code, which duly signed written consents are attached hereto as
Schedule 4.33.

     4.34 Real Property Holding Company. Neither the Company or any Subsidiary is a real property holding company within the meaning of Section 897 of the Code.

     4.35 Knowledge of Principal Stockholder. To the knowledge of the Principal Stockholder each of the representations and warranties set forth in this Article 4 are true and correct in all material respects.

5.  REPRESENTATIONS OF THE PARENT AND NEWCO

     As of the date hereof and as of each of the Closing Date and the Effective Time, the Parent and Newco represent and warrant to the Company as follows:

     5.1 Corporate Existence. The Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania and Newco is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of the Parent and Newco is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified, except for such failures to be so duly qualified, licensed or admitted and in good standing that would not reasonably be expected to have a material adverse effect on the business or condition of the Parent.

     5.2 Corporate Power and Authorization. Each of the Parent and Newco has the corporate power, authority and legal right to execute and deliver this Agreement and the other agreements, documents and instruments required to be delivered by the Parent and/or Newco in accordance with the provisions hereof and thereof (the "Other Parent Agreements," and collectively with this Agreement, the "Parent Documents") and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of the Parent Documents by the Parent and Newco, as applicable, have been duly authorized by the Board of Directors of the Parent and Newco, and no further corporate or Stockholder action on the part of the Parent or Newco is necessary to authorize the Parent Documents and the performance of the transactions contemplated hereby and thereby and the Other Parent Agreements will be duly executed and delivered on behalf of the Parent and Newco, as applicable, by duly authorized officers of the Parent and Newco. This Agreement constitutes, and the Other Parent Agreements, when executed and delivered, will constitute, the legal, valid and binding obligations of each of the Company or Newco, as applicable, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     5.3 Consents and Approvals. Except for filings that may be required to effect the Merger under the Laws of the State of Delaware, and any consents specified in Schedule 5.3 (collectively the "Parent Required Consents"), neither the execution and delivery by the Parent and Newco of this Agreement, nor the performance of the transactions contemplated hereby, require any filing, consent or approval, constitute a default or cause any payment obligation to arise under
(a) any Law or court order to which the Parent or Newco is subject, (b) the Charter Documents of the Parent or Newco, or (c) any contract, Governmental Permit or other document to which any the Parent or Newco is a party or by which the properties or other assets of the Parent or Newco may be subject.

     5.4 Parent Common Stock. The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

     5.5 SEC Documents; Parent Financial Statements. As of their respective filing dates, all SEC documents filed by the Parent since February 11, 1999, and all SEC documents filed after the date hereof but before the Closing complied or will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and to the knowledge of the Parent, none of the SEC documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of the Parent, including the notes thereto, included in the SEC documents (the "Parent Financial Statements") comply as to form in all materials respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of the Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in the Parent's accounting policies except as described in the Parent Financial Statements. Except as reflected or reserved against in the Parent Financial Statements, the Parent has no material liabilities or other obligations, except for liabilities and obligations (i) incurred in the ordinary course of business or (ii) that would not be required to be reflected or reserved against in the balance sheet of the Parent prepared in accordance with GAAP.

     5.6 No Conflicts. The execution and delivery by the Parent and Newco of this Agreement does not, and the performance by the Parent and Newco of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

        (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of the Parent or Newco; or

        (b) conflict with or result in a violation or breach of any Law or order applicable to the Parent or Newco or their respective assets or properties, except as would not be reasonably expected to have material adverse effect on the business or condition of the Company or Newco.

     5.7 Absence of Changes. Since the Balance Sheet Date, there has not been a material adverse effect, or any event or development which, individually or together with other such events, would reasonably be expected to result in a material adverse effect, on the business or condition of the Parent, except for such changes, events or effects which are directly the result of (i) the entering into or the public announcement of this Agreement or the transactions contemplated hereby, (ii) changes in the electronic commerce industry generally or (iii) changes in general economic (excluding changes in the capital markets), regulatory or political conditions in the United States; except, in the case of each of (ii) and (iii), if the impact on the Parent is more than insignificantly disproportionate to the more general impact of the change, event or effect, and provided further that any decrease in the price per share of Parent Common Stock as reported on the Nasdaq National Market shall not constitute a material adverse effect for purposes of this Section 5.7.

     5.8 Litigation. There is no action, suit or proceeding, claim, arbitration or investigation against Parent or Newco pending or as to which Parent or Newco has received any written notice of assertion which materially threatens the ability of Parent and Newco to consummate the transactions contemplated hereby.

     5.9 Interim Operations of Newco. Newco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     5.10 Brokers. Except as set forth on Schedule 5.10, neither the Parent or Newco or any of their respective officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     5.11 Tax Matters.

        (a) Neither Parent nor, to the knowledge of Parent, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. Neither Parent nor, to the knowledge of Parent, any of its Affiliates is aware of any agreement or plan to which Parent or any of its Affiliates is a party or other circumstances relating to Parent or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368 of the Code.

        (b) Neither Parent nor any Person related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3) has a plan or intention to reacquire any Parent Common Stock issued in the Merger.

        (c) Parent has no plan or intention to liquidate the Company or to cause the Company to merge into another corporation.

        (d) Parent has no plan or intention to cause the Company to sell, transfer or otherwise dispose of any of the Company's assets, except for dispositions made in the ordinary course of business and transfers described in
Section 368(a)(2)(C) of the Code and the Treasury Regulations issued thereunder.

        (e) Parent has no plan or intention to sell or otherwise dispose of any of the Company Stock.

6.  COVENANTS OF THE COMPANY

     6.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of (a) the termination of this Agreement, or (b) the Effective Time, the Company and its Subsidiaries shall, and the Principal Stockholder shall cause the Company and its Subsidiaries to, (unless Parent shall give its prior consent in writing which consent will not be unreasonably withheld or delayed) carry on its business in the usual, regular and ordinary course consistent with past practice, to pay its Liabilities and Taxes consistent with the Company's and its Subsidiaries' past practices, to pay or perform other obligations when due consistent with the Company's and its Subsidiaries' past practices, subject to any good faith disputes over such Liabilities, Taxes and other obligations and, to the extent consistent with such business, to use commercially reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Without limiting the foregoing, except as expressly contemplated by this Agreement, the Company and its Subsidiaries shall not, without the prior written consent of the Parent:

        (a) enter into any Contract, commitment or transaction or incur any Liabilities in excess of $100,000 in the aggregate outside of the ordinary course of business consistent with past practice;

        (b) enter into any Contract in connection with any transaction involving a Business Combination;

        (c) alter, or enter into any Contract or other commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof;

        (d) enter into any strategic alliance, joint development or joint marketing Contract;

        (e) materially amend or otherwise modify (or agree to do so), except in the ordinary course of business consistent with past practice, or violate the terms of, any of the Contracts set forth in Schedule 4.14;

        (f) enter into any transaction with any officer, director, Stockholder or Affiliate of the Company, other than (i) compensation consistent with existing policies (except for the granting of severance or termination pay) or as otherwise permitted by this Agreement or (ii) reimbursement of business expenses and similar matters in the ordinary course of business;

        (g) enter into or amend any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of the Company and the Intellectual Property;

        (h) commence any Action or Proceeding;

        (i) except for (x) the issuance of shares of Company capital stock upon exercise or conversion of presently outstanding Company options, Company warrants or convertible securities listed on Schedule 4.6 and (y) the grant to new Company employees hired after the date hereof but before the Closing Date of options to purchase Company common stock in a manner consistent with the stock option policies and practices of the Parent, which option grants shall have exercise prices at fair market value, and which new option grants shall provide for vesting over a four (4) year period, and shall not accelerate vesting upon a change of control, the Company will not (A) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company capital stock, or split, combine or reclassify any Company capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company capital stock; (B) issue, grant, deliver, sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company capital stock or options, warrants or other instruments convertible, exchangeable or exercisable therefor, or modify or amend the rights of any holder of any outstanding shares of Company capital stock (including to reduce or alter the consideration to be paid to the Company upon the exercise of any outstanding Company options, Company warrants or other convertible securities), or (C) enter into any agreements, arrangements, plans or understandings with respect to any such modification or amendment, nor shall the Company take any action to affect the number of shares of Company capital stock for which any shares of Company capital stock, Company options, Company warrants or other securities are convertible or exchangeable into, nor shall the Company issue any shares of Company capital stock which exchange or convert into shares of Company capital stock at a ratio other than one-for-one;

        (j) take any action that would change the corporate governance of the Company or its Subsidiaries, including (i) cause or permit any amendments to their respective Charter Documents, or (ii) change the number of directors or the Persons serving as directors of the Company;

        (k) dispose of or sell, waive any right to license or lease, or incur any lien on, any assets and properties of the Company, other than acquisitions or dispositions of inventory, other than licenses incidental to the sale of the Company's products in the ordinary course of business, or as the result of the payment for goods and services in the ordinary course or as otherwise permitted by this Agreement;

        (l) purchase any assets and properties of any Person other than acquisitions of inventory (including office supplies) or licenses of products in the ordinary course of business of the Company consistent with past practice;

        (m) except to comply with GAAP, write-off or write-down or make any determination to write off or write-down, or revalue, any of the assets and properties of the Company, or make changes in any reserves or liabilities associated therewith, individually or in the aggregate in an amount exceeding $100,000;

        (n) pay, discharge or satisfy, in an amount in excess of $100,000, in any one case, or $100,000 in the aggregate, any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) owing by the Company, other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financial Statements or incurred after the Balance Sheet Date in the ordinary course of business consistent with this Agreement;

        (o) incur any indebtedness or guarantee any such Indebtedness in an aggregate amount exceeding $100,000 or issue or sell any debt securities of the Company or guarantee any debt securities of others;

        (p) make any payment of consideration of any nature whatsoever to any current or former officer, director, Stockholder, employee, independent contractor or consultant of the Company, other than (i) salary, commissions or consulting fees and customary benefits paid to any current or former officer, director, Stockholder, employee or consultant of the Company or (ii) discretionary or stay bonuses which (x) continue existing employee compensation arrangements or (y) do not exceed $100,000 individually or $100,000 in the aggregate;

        (q) establish or modify (i) targets, goals, pools or similar provisions under any employee benefit plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) salary ranges, increased guidelines or similar provisions in respect of any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

        (r) adopt, enter into, amend, modify or terminate (partial or complete) any Plan;

        (s) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settle or compromise any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing authority or otherwise;

        (t) except as required by GAAP, make any material change in the accounting policies, principles, methods, practices or procedures of the Company (including without limitation for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

        (u) commence, terminate or change any line of business;

        (v) cancel, materially amend or fail to renew any insurance policy other than in the ordinary course of business consistent with past practice, or fail to use commercially reasonable efforts to give all notices and present all claims under all such policies in a timely fashion;

        (w) fail to undertake any commercially reasonable action, including but not limited to paying or otherwise satisfying any obligations to procure, maintain, renew, extend or enforce any Intellectual Property;

        (x) take, or agree in writing or otherwise to take, any of the actions described in Section 4.26 above; and

        (y) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through (x) above, or any other action that would prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder.

     6.2 Compliance with Laws, etc. The Company and its Subsidiaries shall comply with Laws applicable to the Company and its Subsidiaries or its business, operations, properties or assets, noncompliance with which is likely to result in a Material Adverse Effect.

     6.3 Exclusivity. Except with respect to this Agreement and the transactions contemplated hereby, the Company, the Subsidiaries, the Principal Stockholder or their respective affiliates directly or indirectly through their respective employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by it or them and any individual member or employee of the foregoing) (each, an "Agent") shall not,
(a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its Stockholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any portion of the assets or any equity securities of, the Company or any Subsidiary (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal, (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal, or (d) enter into or consummate any agreement or understanding with any person or entity relating to an Acquisition Proposal, except for the Merger contemplated hereby. If the Company, its Subsidiaries or Principal Stockholder, or any of their respective Agents, have provided any Person (other than the Parent) with any confidential information or data relating to an Acquisition Proposal, then they shall request the immediate return thereof. The Company, its Subsidiaries and the Principal Stockholder shall promptly notify the Parent if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any individual or entity referred to in the first sentence of this Section 6.3. The covenant contained in this Section 6.3 shall not survive any termination of this Agreement pursuant to Article 10.

     6.4 Third-Party Approvals. Prior to the Closing Date, the Company shall satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable agreements with third parties, including, without limitation, all Governmental Entities, and shall provide the Parent with satisfactory evidence of such third-party approvals.

     6.5 Non-Competition Agreements. Zev Laderman and Zvi Schreiber have executed and delivered to the Parent, the Non-Competition and Trade Secrets Agreements, copies of which are attached hereto as Exhibit B-1 and Exhibit B-2, respectively (the "Non-Competition Agreements"), which Non-Competition Agreements shall become effective upon the occurrence of the Effective Time.

     6.6 Lock-Up Agreements. Zev Laderman and Zvi Schreiber have executed and delivered to the Parent, Lock-Up Agreements, copies of which are attached hereto as Exhibit C-1 and Exhibit C-2, respectively (the "Lock-Up Agreements"), which Lock-Up Agreements shall become effective upon the occurrence of the Effective Time.

     6.7 Employment Agreements. (a) Parent and Zev Laderman have executed, and (b) the Company and Zvi Schreiber have executed, Employment Agreements, copies of which are attached hereto as Exhibits D-1 and D-2 (the "Employment Agreements"), each of which Employment Agreements shall become effective upon the occurrence of the Effective Time.

     6.8 Affiliate's Agreements. The Company shall cause each of the individuals identified on Exhibit E-1 hereto to execute and deliver to the Parent, prior to the Effective Time, Affiliate's Agreements substantially in the form attached hereto as Exhibit E-2 (the "Affiliate's Agreements"), each of which Affiliate's Agreements shall become effective upon the occurrence of the Effective Time.

7.  ADDITIONAL AGREEMENTS

    7.1 Waiver by Series A Preferred Stockholders. The Company represents and warrants that all necessary action has been taken by the holders of the issued and outstanding shares of Series A Preferred Stock of the Company to waive all rights under Article Fourth, Section B(2)(c) of the Amended and Restated Certificate of Incorporation of the Company in connection with the Merger.

     7.2  Access to Information.   Between the date of this Agreement and the
earlier of the Effective Time or the termination of this Agreement, upon reasonable notice the Company and its Subsidiaries shall (i) give Parent, Newco and their respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access (subject to reasonable supervision and, at the Company's option, logging of information to which access is provided) to all buildings, offices, and other facilities and to all books and records of the Company, whether located on the premises of the Company and its Subsidiaries or at another location; (ii) permit Parent and Newco to make such inspections as they may reasonably require; (iii) cause its officers to furnish Parent and Newco such financial, operating, technical and product data and other information with respect to the business and assets and properties of the Company and its Subsidiaries as Parent and Newco from time to time may reasonably request, including without limitation financial statements and schedules available at any location other than the Company's headquarters and none of such technical information shall be removed from such headquarters (whether in written, electronic or other format) without the prior written consent of the Company; (iv) allow Parent and Newco the opportunity to interview such employees and other personnel and affiliates of the Company and its Subsidiaries with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with the Parent and Newco in the development of integration plans for implementation by the Parent and the Surviving Corporation following the Effective Time; provided, however, that no investigation pursuant to this Section 7.2 shall affect or be deemed to modify any representation or warranty made by the Company herein. Materials furnished to the Parent pursuant to this Section 7.2 may be used by the Parent for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby.

     7.3  Expenses.   Whether or not the Merger is consummated, all fees and
expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Fees") incurred by Parent and Newco in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of Parent and Newco. All Fees (other than Fees in excess of $1,000,000 payable to Chase H&Q) incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be borne by the Company (and paid by Surviving Corporation in the event the Merger is consummated). All Fees payable to Chase H&Q incurred by the Company in excess of $1,000,000 shall be borne solely by the Stockholders. In the event that (a) this Agreement is terminated by the Company in connection with an Acquisition Proposal, other than the Merger contemplated hereby, or (b) this Agreement is terminated by the Parent for breach by the Company of the covenants set forth in Sections 6 or 7, or failure by the Company to satisfy the conditions set forth in Sections 8.1 and 8.3 (other than Section 8.3(g)), the Company shall pay, or cause to be paid, in same day cash funds to the Parent an amount equal to $9,000,000 (equal to 3% of the value of the Parent Aggregate Stock Consideration). In the event that the Parent terminates the Agreement for any reason other than set forth in subclause (b) above, or fails to satisfy the conditions set forth in Section 8.1 and 8.2, the Parent shall pay, or cause to be paid, an amount equal to $9,000,000 (equal to 3% of the value of the Parent Aggregate Stock Consideration, determined as of the date hereof), payable at the Parent's option in either cash or shares of Parent common stock, the per share value of which shall be based upon the average of the closing trading price of Parent common stock on the Nasdaq National Market for the trailing 20 trading days preceding the date of termination.

     7.4 Public Disclosure. Unless otherwise required by Law (including federal and state securities laws) or, as to the Parent, by the rules and regulations of the National Association of Securities Dealers ("NASD"), prior to the Effective Time, no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by the Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld or delayed. The Parent will use its good faith efforts to provide advance notice to the Company of any disclosure that it intends to make as required by Law or by the rules and regulations of the NASD. The parties have, prior to the execution and delivery of this Agreement, agreed upon the text of a joint press release with respect to the announcement of this Agreement.

     7.5  Approvals.   The Parent and the Company shall use commercially
reasonable efforts to obtain the approvals from Governmental Entities or under any of the Contracts or other agreements as may be required in connection with the Merger so as to preserve all rights of and benefits to the Parent or the Company (as applicable) thereunder and each party shall provide the other with such assistance and information as is reasonably required to obtain such approvals.

     7.6 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all consents and approvals of any Government Entity or Person, provided that the Parent shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such condition or approval) as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     7.7 Takeover Statutes. If any takeover statute is or may become applicable to the transactions contemplated hereby, the Board of Directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any takeover statute on any of the transactions contemplated hereby.

     7.8  Notification of Certain Matters.

        (a) The Company shall give prompt notice to the Parent of (i) the occurrence or non-occurrence of any event known to the Company the occurrence or non- occurrence of which would be likely to cause any representation or warranty contained in Article 4 to be untrue or inaccurate in any material respect at or prior to the Closing Date or the Effective Time and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Company hereunder.

        (b) The Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event known to the Parent or Newco the occurrence of non-occurrence of which would be likely to cause any representation or warranty contained in Article 5 to be untrue or inaccurate in any material respect at or prior to the Closing Date or the Effective Time and
(ii) any material failure of the Parent or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

        (c) The delivery of any notice pursuant to this Section 7.8 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Section 8 or
(iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     7.9  Company Options, Warrants, etc.   As of the Closing Date, all
Options shall be exchanged for Assumed Options in accordance with Section
2.1(d).

     7.10 Tax Matters. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

     7.11 Reservation of Shares. The Parent shall reserve the requisite number of shares of Parent Common Stock for issuance upon the exercise of the Assumed Options.

     7.12 Form S-8. As soon as reasonably practicable following the Closing Date, but in no event later than the date the Parent files a Form S-3 Registration Statement registering the sale of the Parent Common Stock constituting the Merger Consideration pursuant to the terms of the Registration Rights Agreement, the Parent shall file a registration statement on Form S-8, or any successor form, to register the shares of Parent Common Stock issuable upon the exercise of the Assumed Options.

     7.13 Stockholder Approval and Investment Representation Letters. The Company shall use its reasonable best efforts to obtain unanimous approval of the Stockholders for this

Agreement, the Merger and the transactions contemplated hereby and to obtain executed investor representation letters in the form attached hereto as Exhibit I from all Stockholders who are accredited investors.


     7.14 FIRPTA Compliance. On or prior to the Closing Date, the Company shall deliver to the Parent a properly executed statement in a form reasonably acceptable to the Parent for purposes of satisfying the Parent's obligations under Treasury Regulation Section 1.1445 2(c)(3).

8.  CONDITIONS TO THE MERGER

     8.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

        (a) Governmental Entity Approvals. Approvals from any Governmental Entity (if any) deemed appropriate or necessary by any party to this Agreement shall have been timely obtained, including, without limitation, an exemption from the Israeli Security Authority from any prospectus delivery requirements with respect to the issuance of the Assumed Options and the consent of Governmental Entities as set forth on Schedule 4.8.

        (b) No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or Governmental Entity or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain divestitures were made or if Parent were to agree to limitations on its business activities or operations (unless such divestitures would be required as a result of the acquisition of another business entity by Parent after the date hereof).

     8.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of following conditions, any of which may be waived, in writing, exclusively by the Company:

        (a) Representations and Warranties. Each of the representations and warranties made by Parent and Newco in this Agreement shall be true and correct on and as of the Closing Date as though each such representation and warranty was made on and as of the Closing Date except that each representation and warranty made as of a specified date shall also remain true and correct as of such earlier date, in each case, except where the failure of any such representations and warranties to be true and correct (without regard to any materiality qualifier contained therein and considered individually or in the aggregate) would not be reasonably expected to have a material adverse effect on the business or condition of Parent, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer of Parent.

        (b) Performance. Parent and Newco shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Parent or Newco at or before the Closing, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer of Parent.

        (c) Legal Opinion. The Company shall have received a legal opinion from Morgan, Lewis & Bockius LLP, counsel to Parent, in form and substance reasonably satisfactory to the Company.

        (d) NNM Listing. The shares of Parent Common Stock issuable to Stockholders pursuant to this Agreement shall have been authorized for listing on the NNM upon official notice of issuance.

        (e) Registration Rights. The parties shall have entered into a registration rights agreement (the "Registration Rights Agreement"), in the form attached hereto as Exhibit F.

     8.3 Additional Conditions to the Obligations of Parent and Newco. The obligations of Parent and Newco to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

        (a) Representations and Warranties. Each of the representations and warranties made by the Company and the Principal Stockholder in this Agreement shall be true and correct on and as of the Closing Date as though each such representation and warranty was made as of the Closing Date except that each representation and warranty made as of a specified date shall remain true and correct as of such earlier date, in each case, except where the failure of any such representations and warranties to be true and correct (without regard to any materiality qualifier contained therein (other than Section 4.26(g)) and considered individually or in the aggregate) would not be reasonably expected to have a Material Adverse Effect on the Company or its Subsidiaries, and Parent and the Stockholders shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

        (b) Performance. The Company and the Stockholders shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company and the Stockholders on or before the Closing Date, and Parent and Newco shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

        (c) Legal Opinions. Parent shall have received a legal opinion from Brobeck, Phleger & Harrison LLP and Igal Arnon, legal counsels to the Company, in forms attached hereto as Exhibit G-1 and Exhibit G-2.

        (d) Third Party Consents. Parent shall have received written evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth on Schedule 8.3(d), with such consents, approvals or waivers to be in form and substance satisfactory to Parent.

        (e) Certain Documents. All of the Non-Competition Agreements, the Employment Agreements, the Lock-Up Agreements, the Affiliate's Agreements, and the Other Company Agreements shall have been duly executed and delivered to Parent.

        (f) Repayment of Indebtedness. Prior to and as of the Closing Date, the Stockholders and the employees of the Company shall have repaid to the Company in full all amounts owing to the Company by the Stockholders and the employees of the Company.

        (g) Limitation on Dissent. At least 95% of the Stockholders shall have approved this Agreement, the Merger and the transactions contemplated hereby and shall not be entitled to exercise appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

        (h) Investor Representations. The Parent shall have received the accredited investor representation letters duly signed by each of the Stockholders who have delivered such letters to the Company, each in form and substance attached hereto as Exhibit I.

        (i) Termination of Agreements. The Parent shall have received satisfactory written evidence that the agreements, contracts and obligations of the Company and its Subsidiaries set forth on Exhibit H shall have been terminated.

        (j) Certain Acknowledgements. The Parent shall have received written acknowledgements and waivers executed by each of the employees listed on
Schedule 8.3(j) hereto, to the effect that the Company stock options held by such employees are entitled to accelerated vesting of no more than 25% as a result of the Merger.

        (k) Conversion of Fenway Note. The Parent shall have received an executed agreement between the Company and Fenway Partners, which provides that the certain promissory note dated February 4, 2000 of the Company in the principal amount of $5,000,000, payable to Fenway Partners, shall be converted into Common Stock of the Company immediately prior to the Effective Time.

        (l) Audited Financial Statements. The Company shall have delivered to Parent the Audited Financial Statements

        (m) Repayment of Promissory Note, etc. The holders of Series A Preferred Stock shall have contributed such additional paid in capital to the Company in an amount sufficient to pay in full that certain promissory note payable to Tradeum Technologies, Ltd., in the principal amount of $1,000,000 (the "TTL Note"). The TTL Note shall have been repaid in full.

9.  INDEMNIFICATION; SURVIVAL

     9.1 General Indemnification by the Company and the Stockholders. Subject to the limitations contained in Section 9.4 hereof, the Indemnity Escrow Agreement and the Tax Escrow Agreement, the Company and the Stockholders, by acceptance of the Merger Consideration, jointly and severally (subject to the provisions of Section 9.6), covenant and agree that they will indemnify, defend, protect and hold harmless the Parent, Newco and the Surviving

Corporation and their respective officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 9.5) from and against all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys fees and expenses of investigation) (collectively, "Losses") incurred by the Parent, Newco or the Surviving Corporation as a result of or arising from (a) any breach of the representations and warranties made by the Company set forth herein or on the schedules or certificates delivered in connection herewith, (b) any nonfulfillment of any covenant or agreement on the part of the Company under this Agreement, (c) any IP Tax Liabilities, or (d) any liability under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state Law or regulation, at common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact relating to the Company (including its Subsidiaries) or the Stockholders contained in any preliminary prospectus, any registration statement filed in connection herewith or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (including any additional registration statement filed pursuant to Rule 462(b) under the Securities Act), which statement was provided or was based upon information or documents provided to the Parent or its counsel by the Company (including its Subsidiaries), or (ii) any omission or alleged omission to state therein a material fact relating to the Company (including its Subsidiaries) required to be stated therein or necessary to make the statements therein not misleading, which information was not provided to the Parent or its counsel by the Company (including its Subsidiaries); provided, however, that such indemnity shall not inure to the benefit of the Parent, Newco or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus provided, in writing, corrected information to the Parent for inclusion in the final prospectus, and such information was not so included. Notwithstanding anything to the contrary contained herein, the Principal Stockholder shall not be held personally liable for a breach of Section 4.35 hereof.

     9.2 Indemnification by the Parent and Newco. Subject to the limitations contained in Section 9.4 hereof, the Parent and Newco, jointly and severally, covenant and agree that they will indemnify, defend, protect and hold harmless the Company and its successors at all times from and after the date of this Agreement from and against all Losses incurred by the Company as a result of or arising from (a) any breach of the representations and warranties made by the Parent and Newco set forth herein or on the schedules or certificates attached hereto, (b) any nonfulfillment of any agreement on the part of the Parent under this Agreement, or (c) any liability under the Securities Act, the Exchange Act or other federal or state Law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Parent contained in any preliminary prospectus, any registration statement filed in connection herewith or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (including any registration statement filed pursuant to Rule 462(b) under the Securities Act), or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Parent required to be stated therein or necessary to make the statements therein not misleading, which liability is not the subject of indemnification of the Parent, Newco and the Surviving Corporation pursuant to Section 9.1(d) above.

     9.3  Third-Party Claims.

        (a) In order for a party hereto eligible to be indemnified hereunder (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person or entity against the Indemnified Party (a "Third-Party Claim"), such Indemnified Party must notify the parties obligated to provide indemnification pursuant to Section 9.1 or 9.2 hereof (each, an "Indemnifying Party") in writing, and in reasonable detail, of the Third-Party Claim within 30 Business Days after receipt by such Indemnified Party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim. To the extent the Indemnifying Party has actually paid any amount to the Indemnified Party in respect of any Loss in connection with such Third-Party Claim, the Indemnifying Party shall have a right of subrogation with respect to such Third-Party Claim to the extent of such payment.

        (b) The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel (provided that such counsel is not reasonably objected to by the Indemnified Party), any Third-Party Claim as the Indemnifying Party pursues the same in good faith and diligently and so long as the Third-Party Claim does not relate to an actual or potential Loss to which
Section 9.3(e) applies in which the Indemnified Party is the Parent, Newco or the Surviving Corporation. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses, and except in the case of a Third-Party Claim relating to an actual or potential Loss to which Section 9.3(e) applies in which the Indemnified Party is the Parent, Newco or the Surviving Corporation.

        (c) No Indemnifying Party shall, in the defense of any Third-Party Claim, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or matter.

        (d) If the Indemnifying Party does not assume the defense of any Third-Party Claim, then the Indemnified Party may defend against such Third-Party Claim in such manner as it deems appropriate at the expense of the Indemnifying Party.

        (e) Notwithstanding anything to the contrary in this Article 9, if at any time, in the reasonable opinion of the Parent, Newco or the Surviving Corporation as the Indemnified Party (notice of which opinion shall be given in writing to the Indemnifying Party), any Third-Party Claim seeks material prospective relief which could have an adverse effect on any such Indemnified Party or any subsidiary, then such Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third-Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense (including, but not limited to, fees and disbursements of counsel and experts, as well as any sampling, testing, investigation, removal, treatment or remediation undertaken by the Parent, Newco or the Surviving Corporation and all counseling or engineering fees and expenses related thereto) shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third-Party Claim at the sole cost and expense of the Indemnifying Party.

     9.4 Limitations on Indemnification. No Indemnified Party shall assert any claim (other than a Third-Party Claim) for indemnification hereunder until such time as the aggregate of all claims which such Indemnified Party may have against an Indemnifying Party shall equal Five Million Dollars ($5,000,000), at which time an Indemnified Party shall be entitled to indemnification for the total amount for which indemnification may be owing, including the first Five Million Dollars ($5,000,000). For purposes of the preceding sentence, the Parent, Newco and the Surviving Corporation shall be considered to be a single Indemnifying and Indemnified Party and the Company and the Stockholders shall be considered to be a single Indemnifying and Indemnified Party. Notwithstanding anything to the contrary contained in this Agreement, the limitations upon indemnification contained in this Section 9.4 shall not apply to Losses arising out of: (i) any breach of the representations and warranties of the Company contained in Sections 4.4, 4.9, 4.23 and 4.24(a) (provided that as to Section 4.24(a), only to the extent such breach resulted from the November 1999 Transfer) hereof, (ii) any IP Tax Liabilities or (iii) any breach of Section 7.3 hereof (collectively, the "Recourse Losses").

     9.5 Survival of Representations and Warranties. The parties agree that representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive until March 31, 2001 (which date is hereinafter called the "Expiration Date"), except that:

        (a) the representations and warranties contained in Section 4.23 hereof shall survive until such time as the limitations period has run for all tax periods ended prior to the Effective Time, which shall be deemed to be the Expiration Date for purposes of this clause (a) and claims arising from a breach of the representations and warranties contained in such Section 4.23;

        (b) the representations and warranties of the Company contained in Sections 4.4, 4.9, 4.24(a) (provided that as to Section 4.24(a), only to the extent such breach resulted from the November 1999 Transfer) hereof shall survive the Effective Time without time limitation.

     9.6 Limitation on Indemnity Obligations. The Stockholders' obligation to indemnify the Indemnified Parties pursuant to this Agreement shall be payable only out of the Escrow Property (as defined in the Indemnity Escrow Agreement); provided, however, (i) the Stockholders' obligations to indemnify the Indemnified Parties for IP Tax Liabilities may be satisfied out of the Tax Escrow Shares held in accordance with the Tax Escrow Agreement, if any, and (ii) in the event the Escrow Property has been fully released in accordance with the terms of the Indemnity Escrow Agreement, each of the Stockholders shall remain severally but not jointly liable (to the amount of Merger Consideration received by such Stockholder pursuant to Section 2.1(a) hereof) for their pro rata share of Recourse Losses based upon their beneficial ownership of the Company Stock outstanding as of the Effective Time.

10.  TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Stockholders of the Company:

        (a) by mutual written consent of Newco and the Company;

        (b) by either Newco or the Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Parent Common Stock pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable; provided, in the case of an order, decree, ruling or other order, each of the parties shall have used their best efforts to prevent the entry of any such order, decree, ruling or other order and to appeal as promptly as possible any order, decree, ruling or other order that may be entered; provided further, the right to terminate this Agreement pursuant to the foregoing clause shall not be available to any party that fails to comply with Section 7.6;

        (c) by either the Parent or the Company, if the Effective Time has not occurred before 11:59 p.m. (Eastern Standard Time) on April 1, 2000; provided, however, that the right to terminate this Agreement under this clause (c) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

        (d) by the Parent, if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement by the Company, and the Company has not cured such breach after notice of the same, and as a result of such breach the conditions set forth in Sections 8.1 or 8.3, as the case may be, would not then be satisfied; or

        (e) by the Company, if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement by the Parent and the Parent has not cured such breach after notice of the same, and as a result of such breach the conditions set forth in Sections 8.1 or 8.2, as the case may be, would not then be satisfied.

     10.2 Effect of Termination. In the event of termination of this Agreement by either Newco or the Company as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Newco, Parent, or the Company, other than the provisions of Sections 7.3, 7.4 and 7.5, this Section 10.2 and Articles 11 and 12 and except to the extent that such termination results from the willful or grossly negligent and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case each other party shall be entitled to recover all damages allowable at Law and all relief available in equity.

     10.3 Amendment. This Agreement may be amended by the mutual agreement of the parties at any time before or after any required approval of matters presented in connection with the Merger by the Stockholders of the Company; provided, that after any such approval, there shall not be made any amendment that by Law requires further approval by such Stockholders without the further approval of such Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     10.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 10.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     10.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 10.1, an amendment of this Agreement pursuant to Section 10.3 or an extension or waiver pursuant to Section
10.4 shall, in order to be effective, require in the case of Parent, Newco or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

11.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     11.1 The Parent. The Parent recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date will have, access to certain confidential information solely of the Company in connection with its business. The Parent agrees that, (i) prior to the Closing Date, or, (ii) if this Agreement terminates prior to the Closing Date, then indefinitely, it will not disclose any such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever without prior written consent of the Company except as may be required by Law or order of a court of competent jurisdiction, unless the Parent can show that such information has become known to the public generally through no fault of the Parent. Prior to disclosing any confidential information required by Law or order of a court of competent jurisdiction, the Parent shall provide the Company with prompt notice of the disclosure requirement so that the Company may take whatever action they deem appropriate to prohibit such disclosure. In the event of a breach or threatened breach by the Parent of the provisions of this Section 11.1, the Company shall be entitled to an injunction restraining the Parent from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     11.2 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the Parent, the Surviving Corporation and the Company agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against them by injunctions and restraining orders.

12.  GENERAL

     12.1 Cooperation. The Principal Stockholder, the Company, Newco and the Parent shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company and the Principal Stockholder will cooperate and use their respective best efforts to have the officers, directors and employees of the Company prior to the Closing Date cooperate with the Parent on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     12.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (by operation of Law or otherwise) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of the Parent, and the heirs and legal representatives of the Stockholders.

     12.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Principal Stockholder, the Company, the Parent and Newco and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto, enforceable in accordance with its terms, and may be modified or amended only by a written instrument executed by the Principal Stockholder, the Company, the Parent and Newco acting through their respective officers, duly authorized by their respective Boards of Directors.

     12.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     12.5 Brokers and Agents. Each of the Parent and Newco, on the one hand, and the Company, on the other hand, agrees to indemnify the other against all loss, liability, cost damages or expense arising out of or related to claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

     12.6 Notices. All notices and other communications hereunder shall be in writing (including wire, telefax or similar writing) and shall be delivered, addressed, or telefaxed as follows:

         (a) If to the Parent or Newco, addressed to them at:

             VerticalNet, Inc.
             700 Dresher Road, Suite 100
             Horsham, PA 19044
             Attention:  Gene S. Godick
             Telephone:  (215) 315-3116
             Telefax:    (215) 784-1960

             with a copy to:

             Morgan, Lewis & Bockius LLP
             1701 Market Street
             Philadelphia, PA 19103-2921
             Attention:  Michael L. Pillion, Esq.
             Telephone:  (215) 963-5000
             Telefax:    (215) 963-5299

         (b) If to the Company at:

             Tradeum, Inc.
             301 Howard Street
             San Francisco, CA  94105
             Attention   President
             Telephone:  (415) 995-2080
             Telefax:    (415) 995-9783

             with a copy to:

             Brobeck, Phleger & Harrison LLP
             701 Pennsylvania Avenue, N.W., Suite 220
             Washington, D.C. 20004
             Attention   Kevin J. Lavin, Esq.
             Telephone:  (202) 220-5242
             Telefax:    (202) 220-5200

Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telefax, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this
Section 12.6 (or in accordance with the latest unrevoked written direction from such party); (ii) if given by telefax, when such telefax is transmitted to the telefax number specified in this Section 12.6 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

     12.7 Governing Law. This Agreement shall be construed in accordance with the Laws of the Commonwealth of Pennsylvania, without giving effect to any of the provisions thereof that would require the application of the substantive Laws of any other jurisdiction. Each party to this Agreement: (a) agrees that any legal action or proceeding under this Agreement shall be brought in the courts of the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania; (b) irrevocably submits to the jurisdiction of such courts; (c) agrees not to assert any claim or defense that it is not personally subject to the jurisdiction of such courts, that any such forum is not convenient or the venue thereof is improper, or that this Agreement or the subject matter hereof may not be enforced in such courts; and (d) agrees to accept service of process on it by certified or registered mail or by any other method authorized by applicable Law.

     12.8 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     12.9 Time. Time is of the essence with respect to this Agreement.

     12.10 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     12.11 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at Law or in equity.

     12.12 Captions. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings indicated below:

     "Acquisition Proposal" is defined in Section 6.3.

     "Actions or Proceedings" means any action, suit, complaint, petition, investigation known to the party, proceeding, arbitration, litigation or Governmental Entity audit or other proceeding known to the party, whether civil or criminal, in Law or in equity, or before any arbitrator or Governmental Entity.

     "Affiliate's Agreements" is defined in Section 6.8.

     "Agent" is defined in Section 6.3.

     "Agreement" is defined in the Preamble to this Agreement.

     "Assumed Options" is defined in Section 2.1(d).

     "Audited Financial Statements" is defined in Section 4.10.

     "Authorizations" is defined in Section 4.20.

     "Balance Sheet Date" is defined in Section 4.10.

     "Benefit Plan" is defined in Section 4.19.

     "Business Combination" means, with respect to any person, (i) any merger, consolidation or other business combination to which such person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (iv) any sale, dividend or other disposition of all or a material portion of the assets and properties of such person or (v) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of the Company, with respect to any of the foregoing.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the Commonwealth of Pennsylvania are authorized or obligated to close.

     "California Code" means the California Corporations Code, as amended.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

     "Certificates" is defined in Section 2.11.

     "Charter Documents" means, with respect to any Person, its Articles/Certificates of Incorporation and By-Laws or other organization documents.

     "Closing" is defined in Section 1.6.

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

     "Closing Date" is defined in Section 1.6.

     "Code" is defined in the Recitals to this Agreement.

     "Common Stock" means the common stock, par value $0.001 per share, of the Company.

     "Company" is defined in the Preamble to this Agreement.

     "Company Documents" is defined in Section 4.2.

     "Company Required Consents" is defined in Section 4.8.

     "Company Stock" is defined in Section 2.1(a).

     "Constituent Corporations" is defined in the Recitals to this Agreement.

     "Contracts" is defined in Section 4.14.

     "Conversion Number" is defined in Section 2.1(a).

     "Convertible Securities" is defined in Section 4.9.

     "Delaware Code" means the Delaware General Corporation Law, as amended.

     "Effective Time" is defined in Section 1.2.

     "Employment Agreements" is defined in Section 6.7.

     "Environmental Laws" mean any and all applicable treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release or threatened Release of or exposure to Hazardous Substances, including CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C.
     Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C.
     Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
     Section 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
     Section 1801 et seq., and any similar or implementing state or local law and all amendments or regulations promulgated thereunder.

     "Environmental Permits" mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws for the operation of the business of the Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and all regulations and rules issued thereunder, or any successor law.

     "ERISA Affiliate" is defined in Section 4.19.

     "Escrow Shares" is defined in Section 3.1(a).

     "Exchange Act" is defined in Section 9.1.

     "Exchange Agent" means the exchange agent designated by the Parent and reasonably acceptable to the Company.

     "Expiration Date" is defined in Section 9.5.

     "Foreign Plans" is defined in Section 4.19.

     "GAAP" means generally accepted accounting principles in the United States, consistently applied.

     "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

     "Governmental Permit" means any permit issued by a Governmental Entity.

     "Hazardous Substances" mean all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, polychlorinated biphenyls and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. (S) 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

     "Indemnified Party" is defined in Section 9.3(a).

     "Indemnifying Party" is defined in Section 9.3(a).

     "Indemnity Escrow Agent" is defined in Section 3.1(a).

     "Intellectual Property" means all right, title, and interest in and to all registered or unregistered United States and foreign trademarks, service marks, trade names, trade dress, logos, slogans, rights of publicity, brand names, domain names, copyrights, industrial or product designs, trade secrets, inventions (whether or not patentable), invention disclosures, data, databases and data collections, technology, methodologies, computer programs (including all source codes, object codes, firmware, development tools, files, records, data, and related documentation), any other confidential or proprietary right or information, whether or not subject to statutory registration, and any goodwill associated with any of the foregoing, and all related technical information, manufacturing, engineering and technical drawings, and know-how, and all documents, disks and other media on which any of the foregoing is stored, and all right, title, and interest in and to pending UnitedStates and foreign applications for and registrations of patents (including all reissues, divisions, renewals, extensions, provisionals, substitutions, additions, and extensions, continuations, and continuations in part), trademarks, service marks and copyrights, and the right to sue for past or present infringement, if any, in connection with any of the foregoing.

     "IP Tax Liabilities" shall have the meaning set forth under the definition of "Representation and Warranty Insurance."

     "Laws" means any foreign or domestic (federal, state, local or municipal) law, statute, ordinance, rule or regulation or body of law or judgment, order, injunction, ruling, decree, stipulation or award of any Governmental Entity or private mediation or arbitration tribunal.

     "Liabilities" or "liabilities" shall have the meaning set forth in Section 4.11.

     "Lock-Up Agreements" are defined in Section 6.6.

     "Losses" are defined in Section 9.1.

     "Material Adverse Effect" means when used in connection with the Company or any of its Subsidiaries, means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries individually or taken as a whole.

     "Merger" is defined in the Recitals to this Agreement.

     "Merger Consideration" is defined in Section 2.1(a).

     "Minor Contract" means any Contract that involves an amount of less than $25,000; provided that all Minor Contracts in the aggregate involve an aggregate amount of less than $100,000.

     "Newco" is defined in the Preamble to this Agreement.

     "Non-Competition Agreements" are defined in Section 6.5.

     "Options" is defined in Section 2.1(d).

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

     "Other Company Agreements" is defined in Section 4.2.

     "Other Parent Agreements" is defined in Section 5.2.

     "Parent" is defined in the Preamble to this Agreement.

     "Parent Common Stock" means the common stock, par value $.01 per share of the Parent.

     "Parent Documents" is defined in Section 5.2.

     "Parent Financial Statements" is defined in Section 5.5.

     "Parent Required Consents" is defined in Section 5.3.

     "Pension Plan" is defined in Section 4.19.

     "Permits" mean all permits, licenses, franchises, concessions, approvals and authorizations from any Governmental Entity that are owned or held by the Company, its Subsidiaries or any Stockholder that relate to the operations of the Company or its Subsidiaries.

     "Person" means any individual, corporation, limited liability company, partnership, estate, trust, sole proprietorship, unincorporated society or association, or any entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" means the preferred stock , par value $0.001 per share, of the Company.

     "Proceeding" means any action, claim, suit, or arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as deposition), whether commenced or, to the knowledge of the Company, threatened.

     "Qualified Company Options" is defined in Section 2.1(d).

     "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure).

     "Representation and Warranty Insurance" shall mean a representation and warranty insurance policy obtained by the Company at the Stockholders' sole cost and expense in an amount equal to 3% of the value of the Aggregate Parent Stock Consideration (for such purpose valued at $237.50 per share) insuring against any and all Tax liabilities in connection with the sale of intellectual property assets by Tradeum Technologies, Ltd. to the Company pursuant to that certain Transfer of Intellectual Property Agreement dated as of November 25, 1999 (the "IP Tax Liabilities") and which names the Company, its Subsidiaries and Parent as named insureds therein.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" is defined in Section 4.13.

     "Series A Preferred Stock" means the shares of the class of Preferred Stock designated as Series A.

     "Stockholders" means all of the stockholders of the capital stock of the Company.

     "Surviving Corporation" is defined in Section 1.1.

     "Tax" or "Taxes" is defined in Section 4.23.

     "Tax Returns" is defined in Section 4.23.

     "Technology" is defined in Section 4.24(g).

     "Third-Party Claim" is defined in Section 9.3(a).

     "Transactions" is defined in Section 1.6.

     "Welfare Plan" is defined in Section 4.19.

     "Year 2000 Compliant" is defined in Section 4.24.


                                 *     *     *

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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the day and year first above written.


                                         VERTICALNET, INC.

                                         By:______________________
                                         Name:
                                         Title:


                                         VERT ACQUISITION CORP.

                                         By:______________________
                                         Name:
                                         Title:


                                         TRADEUM, INC.

                                         By:______________________
                                         Name:
                                         Title:


                                         --------------------------
                                         ZVI SCHREIBER, an individual

                                       54